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                                  EXHIBIT 23.3

              Consent of Independent Certified Public Accountants


     We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Global Imaging Systems, Inc. 401(k) Retirement Plan, of our report on the financial statements of Connecticut Business Systems, Inc. dated February 16, 1998.


                                               /s/ ARTHUR ANDERSEN LLP

Hartford, Connecticut
August 26, 1998